STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 09/15/2000
001468532 — 3286671
Exhibit 3.146
CERTIFICATE OF FORMATION
OF
PACTIV FACTORING LLC
1.	The name of the limited liability company is Pactiv Factoring LLC

2.	The address of the registered office in the State of Delaware is, 30 Old Rudnick Lane, Suite 100, in the City of Dover, County of Kent. The name of the registered agent at such address is Lexis Document Services Inc.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of PACTIV FACTORING LLC this 15 day of September, 2000.

/s/ Ying Lu
Ying Lu
Authorized Person

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF
PACTIV FACTORING LLC
The Certificate of Formation of the limited liability company is hereby amended as follows:
2. Registered Office and Agent. The address of the registered office of the Limited Liability Company in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Limited Liability Company’s registered agent at such address is The Corporation Trust Company.
IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 8th day of August, A.D. 2001.

By:	/s/ Jay S. Barnes
Jay S. Barnes

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 05: 00 PM 08/08/2001
010388613 — 3286671